                                                                     EXHIBIT 3.2

FILED                                             Filing Fee: $25.00
IN THE OFFICE OF THE                              By:
SECRETARY OF STATE OF THE                         Attn: C.J. Erickson
STATE OF NEVADA                                   Suite 1400 First National Bank
                                                           Building
JUN - 2 1980                                      One East First Street
No. 2465-73                                       Reno, Nevada 89501

                                AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                             BLACK GIANT OIL COMPANY

                                    * * * * *

      Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, Black Giant Oil Company adopts the following Amendment to its Articles of Incorporation:

      1. The undersigned hereby certify that on Tuesday. February 26, 1980, at 9:00 o'clock a.m., local time, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings and at which tine the following resolution was duly adopted by the Board of Directors:

            BE IT RESOLVED: That the President of Black Giant Oil Company is hereby ordered and directed to call, and convene a Special Meeting of Stockholders of Black Giant Oil Company for Tuesday, March 25, 1980, at 1:30 p.m., local time, at 1304 Avenue "L" in Cisco, Texas 76437 for the following purpose:

                  To amend the Articles of Incorporation as follows:

                  To amend Article IV of the Articles of Incorporation to provide that the corporation shall have authority to issue an aggregate of 20.000,000 shares of stock having a par value of $0.0125 per share, with a11 other rights as set forth under
                  Article IV to remain the same.

      2. A Special Meeting of the Stockholders was held on Tuesday. March 25, 1980.

With regard thereto the undersigned hereby certify as follows:

      (a) A Notice of the Special Meeting of stockholders was mailed to each stockholder on Monday. March 10, 1980.

      (b) There were present, either by proxy or in person, 903,133 shares of the 1,367,800 shares outstanding of Black Giant Oil Company.

      (c) The proposal to the Amendment of the Articles of incorporation which is set forth as follows was adopted by 902,515 shares. There were 618 shares voting against the proposal.

      (d) The Amendment to the Articles of Incorporation is as follows:

                                       IV

      The corporation shall have authority to issue an aggregate of 20,000,000 shares of common stock having a par value of $0.0125 per share.

      The limitations and relative rights in respect to shares of common stock described in this Article IV shall be as follows:

      A. All stock when issued shall be fully paid and non-assessable.

      B. No holder of shares of common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential right to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. The Board of Directors of the corporation may, however, in its discretion by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said Board in its discretion may determine.

      C. Each share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy. Cumulative voting in elections of directors and all other matters brought before stockholders' meetings, whether they be annual or special, shall not be permitted.

      D. The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations, or special rights as they deem fit; provided, however, that such special restrictions, qualifications, limitations or special rights shall be conspicuously noted on the certificate evidencing ownership of such stock.


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      E. The corporation's common stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

      F. Subject to the limitations end relative rights herein expressed, all holders of shares of the corporation's common stock shall, subject to the requirements of any applicable law, be entitled equally (on a per share basis) to all usual rights and privileges of shareholders.

DATED: This 19th day of April, 1980.

                                               BLACK GIANT OIL COMPANY


                                               By  /s/ Ivan Webb
                                                 -------------------------------
                                                   Ivan Webb, President


ATTEST:

 /s/ Susan Schaefer
-------------------
(Assistant Secretary)

STATE OF TEXAS           )
                         )    ss.
COUNTY OF EASTLAND       )


      On this 19th day of April, 1980, before me, the undersigned, a Notary Public, personally appeared IVAN WEBB, President, and Susan Schaefer (Assistant Secretary) of BLACK GIANT OIL COMPANY, known to me to be the persons who executed the foregoing instrument and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto fixed my hand and affixed my official seal the day and year first above written.

                                                 /s/ Effie Kamon
                                                 -------------------------------
                                                 Notary Public, residing in
                                                 Eastland County, Texas

My Commission expires:

February 14, 1981
-------------------------------


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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUL 22 1998
No. C2465-73
Dean Heller, Secretary of State

                                AMENDMENT TO THE

                          ARTICLES OF INCORPORATION OF

                             BLACK GIANT OIL COMPANY

                                    * * * * *

      Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, Black Giant Oil Company adopts the following amendment to its Articles of Incorporation:

      1. The undersigned hereby certify that on Friday, May 29, 1998, at 9:00 o'clock a.m., local time, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings and at which time the following resolution was duly adopted by the Board of Directors:

            BE IT RESOLVED: That the President of Black Giant Oil Company is hereby ordered and directed to call and convene an Annual Meeting of Stockholders of Black Giant Oil Company for Friday, June 19, 1998, at 2:00 p.m., local time, at 1301 Avenue M, Cisco, Texas 76437 for the following purpose:

                 To amend the Articles of Incorporation as follows:

                 To amend Article IV of the Articles of Incorporation to provide that the corporation shall have authority to issue an aggregate of 100,000,000 shares of Common Stock having a par value of $0.0125 per share, and 10,000,000 shares of Preferred Stock having a par value of $0.10 per share, with all other rights set forth under Article IV to remain the same.

      2. An Annual Meeting of the Stockholders was held on Friday, June 19,1998. With regard thereto, the undersigned hereby certify as follows:


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          (a) A notice of the Annual Meeting of stockholders was mailed to each stockholder on Monday, June 8, 1998.

          (b) There were present, either by proxy or in person, 10,835,635 shares of the 19,842,477 shares of Common Stock outstanding of Black Giant Oil Company.

          (c) The proposal to the Amendment of the Articles of Incorporation which is set forth below was adopted by 10,807,352 shares. There were 19,955 shares voting against the proposal and 8,328 abstained.

          (d) The Amendment to the Articles of Incorporation is as follows:

                                       IV

      The corporation shall have authority to issue an aggregate of 100,000,000 shares of common stock having a par value of $0.0 125 per share.

      The limitations and relative rights in respect to shares of Common Stock described in this Article IV shall be as follows:

      A. All stock when issued shall be fully paid and non-assessable.

      B. No holder of shares of Common Stock of the Corporation shall be entitled, as such, to any pre-emptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or thereafter be authorized to issue. The Board of Directors of the Corporation may, however, in its discretion by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said Board in its discretion may determine.

      C. Each share of Common Stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy. Cumulative voting in elections of directors and all other matters brought before stockholders' meetings, whether they be annual or special, shall not be permitted.

      D. The Board of Directors may cause any stock issued by the Corporation to be issued subject to such lawful restrictions, qualifications, limitations, or special rights as they deem fit; provided, however, that such special restrictions, qualifications, limitations or special rights shall be conspicuously noted on the certificate evidencing ownership of such stock.


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      E. The Corporation's Common Stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

      F. Subject to the limitations, and relative rights herein expressed, all holders of shares of the Corporation's Common Stock shall, subject to the requirements of any applicable law, be entitled equally (on a per share basis) to all usual rights and privileges of shareholders.

      G. Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is 10,000,000 shares which Preferred Stock shall have a par value of $0.10 per share. The Preferred Stock may be divided and issued from time to time in one or more series as may be designated by the Board of Directors (The "Board") of the Corporation, each such series to be distinctly titled and to consist of the number of shares designated by the Board. All shares of any one series of Preferred Stock as designated by the Board shall be alike in every particular, except that shares of any one series issued at different times may differ as to the date from which dividends thereon, if any, shall accrue or be cumulative, or both. The designations or preferences, qualifications, limitations restrictions, and other optional, special, participating or relative rights, if any, of the Preferred Stock and each series thereof, which may be designated by the Board, including but without limiting the generality of the foregoing, shall include the following:

            1. The voting rights and powers, if any, of such Preferred Stock and each series thereof;

            2. The rates and times at which, and the terms and conditions on which dividends, if any, on each series of Preferred Stock will be paid, and any dividend preferences or rights of cumulating;

            3. The rights, if any, of holders of Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes or series of classes, of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustments of conversion or exchange prices or rates in such events as the Board shall determine;

            4. The redemption rights, if any, of the Corporation and the holders of the Preferred Stock and each series thereof and the terms at which, and the terms and conditions on which, Preferred Stock, and each series thereof, may be redeemed;

            5. The rights and preferences, if any, of the holders of Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and


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            6. A stated value per share for dividend or conversion purposes.

DATED: This 20th day of July, 1998.

                                             BLACK GIANT OIL COMPANY


                                             By  /s/ Ivan Webb
                                                 -------------------------------
                                                 Ivan Webb, President

ATTEST:

/s/ Elizabeth Webb
--------------------------------
Elizabeth Webb, Secretary

STATE OF TEXAS                )
                              )    ss.
COUNTY OF EASTLAND            )


      On this 20th day of July, 1998, before me, the undersigned, a Notary Public, personally appeared IVAN WEBB, President, and ELIZABETH WEBB, Secretary of BLACK GIANT OIL COMPANY, known to me to be the persons who executed the foregoing instrument and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      IN WITNESS WHEREOF, I have hereunto fixed my hand and affixed my official seal the day and year first above written.

                                             /s/ Joetta Schuman
                                             -----------------------------------
                                             Notary Pubic, residing in
                                             Eastland, Texas

[STAMP]

My commission expires:

6-22-2001
--------------------------


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


FILED # C2465-73
FEB 10 2000

BY THE OFFICE OF
DEAN HELLER SECRETARY OF STATE


                  AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                             BLACK GIANT OIL COMPANY

                                    * * * * *

      Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, Black Giant Oil Company adopts the following amendment to its Articles of Incorporation:

      The undersigned hereby certify that on Tuesday, February 8, 2000, at 9:00 o'clock a.m., local time, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings and at which time the following resolution was duly adopted by the Board of Directors:

      BE IT RESOLVED: That the President of Black Giant Oil Company hereby ordered and directed a special meeting of the Board of Directors with representation of a majority of the shares of Black Giant Oil Company Tuesday, February 8, 2000 to amend Article I of the Article of Incorporation as follows:

      I. The name of the corporation shall be:

                  BROADBAND WIRELESS INTERNATIONAL CORPORATION

With regard thereto, the undersigned hereby certify,' as follows:

            (a) There were present either by proxy or in person 44,994,436 shares of the 71,356,537 shares of Common Stock outstanding of Black Giant Oil Company.

            (b) All of 44,994,436 shares present adopted this proposal for the Amendment of the Articles of Incorporation.

            (c) The Amendment passed with 63.06 percent of the issued and outstanding shares in favor of this resolution.

DATED: This 9th day of February, 2000.

ATTEST:                                     BLACK GIANT OIL COMPANY


/s/ Elizabeth Webb                          By: /s/ Ivan Webb
-----------------------------                   --------------------------------
Elizabeth Webb, Secretary                       Ivan Webb, President

STATE OF TEXAS           )
COUNTY OF Eastland       )

This instrument was acknowledged before me on February 9, 2000 by Ivan Webb President and Elizabeth Webb, Secretary of Black Giant Oil Company a Nevada corporation, on behalf of said corporation.

                                             /s/ Joetta Schuman
                                             -----------------------------------
                                             Notary Pubic

[STAMP]


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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

MAR 21 2000
No. C2465-73
Dean Heller, Secretary of State

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

                                       OF

                  BROADBAND WIRELESS INTERNATIONAL CORPORATION

                                    * * * * *

      Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, BroadBand Wireless International Corporation adopts the following amendment to its Articles of Incorporation:

      The undersigned hereby certify that on Tuesday, February 29, 2000, at 9:00 o'clock a.m., local time, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors acting throughout all proceedings and at which time the following resolution was duly adopted by the Board of Directors:

      BE IT RESOLVED: That the President of BroadBand Wireless International Corporation hereby ordered and directed a special meeting of the Board of Directors with representation of a majority of the shares of BroadBand Wireless International Corporation Tuesday, February 29, 2000 to amend
      Article IV of the Article of Incorporation as follows:

      I.    The name of the corporation shall be:

                  BROADBAND WIRELESS INTERNATIONAL CORPORATION

      IV. To amend Article IV of the Articles of Incorporation to provide that the corporation shall have authority to issue an aggregate of 250,000,000 shares of Common Stock having a par value of $0.0 125 per share, and have 25,000,000 shares of Preferred Stock having a par value of $0.10 per share, with all other rights set forth under
            Article IC to remain the same.

With regard thereto, the undersigned hereby certify as follows:

            (a) There were present either by proxy or in person 40,484,707 shares of the 71,356,537 shares of Common Stock outstanding of BroadBand Wireless International Corporation.

            (b) All of 40,484,707 shares present adopted this proposal for the Amendment of the Articles of Incorporation.

            (c) The Amendment passed with 56.73 percent of the issued and outstanding shares in favor of this resolution.

DATED: This 29th day of Feb, 2000.


ATTEST:                             BroadBand Wireless International Corporation


/s/ Elizabeth Webb                  By: /s/ Ivan Webb
-----------------------------           ----------------------------------------
Elizabeth Webb, Secretary                Ivan Webb, President


STATE OF TEXAS                )
COUNTY OF Eastland (JS)

      This instrument was acknowledged before me on February 29, 2000 by Ivan Webb, President and Elizabeth Webb, Secretary of BroadBand Wireless International Corporation, a Nevada corporation, on behalf of said corporation.


                                        /s/ Joetta Schuman
                                        ----------------------------------------
                                        Notary Pubic

[STAMP]


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